Exhibit 99.2

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

 On February 15, 2013, Ocwen Loan Servicing, LLC (OLS), a wholly owned subsidiary of Ocwen Financial Corporation (“Ocwen”) completed the acquisition of certain Purchased Assets (the ResCap Acquisition), pursuant to an asset purchase agreement with Residential Capital, LLC, Residential Funding Company, LLC, GMAC Mortgage, LLC, Executive Trustee Services, LLC, ETS of Washington, Inc., EPRE LLC and certain additional entities (collectively, the Sellers) in connection with the Sellers’ asset sale pursuant to a plan under Chapter 11 of Title 11 of the United States Code. Each of the Sellers is an indirect subsidiary of Ally Financial Inc. The Purchased Assets together with the employees, whose primary responsibilities relate to providing primary servicing, back-up servicing and related activities, providing fee-based subservicing, providing master servicing and providing foreclosure trustee services and recovery services, represent a component of Residential Capital, LLC (“ResCap Servicing Operations”). Information relating to this acquisition was previously included in Ocwen’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2012. The completion of this acquisition was previously reported in Ocwen’s Current Report on Form 8-K, filed with the SEC on February 19, 2013.

On December 27, 2012, Ocwen Financial Corporation (“Ocwen”) completed the previously announced Homeward Merger (as defined below) pursuant to a Merger Agreement by and among Ocwen, O&H Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Ocwen (“Merger Sub”), Homeward Residential Holdings, Inc., a Delaware corporation (“Homeward”), and WL Ross & Co. LLC, a Delaware limited liability company as shareholder representative, pursuant to which Merger Sub merged with and into Homeward with Homeward continuing as the surviving corporation and becoming a wholly-owned subsidiary of Ocwen (the “Homeward Merger”).

The unaudited pro forma combined statement of operations of Ocwen that reflected the effect of the Homeward Merger were provided in Ocwen’s Current Report on Form 8-K/A filed with the SEC on March 15, 2013. The unaudited pro forma combined statement of operations combined the consolidated results of operations of Ocwen for the year ended December 31, 2012, and the consolidated results of operations of Homeward for the year ended September 30, 2012, and was presented as if the Homeward Merger had occurred on January 1, 2012. A pro forma balance sheet was not included as the Homeward Merger was already reflected in Ocwen’s balance sheet as of December 31, 2012, as reported in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 1, 2013.

The unaudited pro forma combined balance sheet gives effect to the ResCap Acquisition as if it had occurred on December 31, 2012 and combines the unaudited consolidated balance sheet of Ocwen and the unaudited combined balance sheet of ResCap Servicing Operations. The unaudited pro forma combined statement of operations combines the unaudited pro forma combined statement of operations of Ocwen, including Homeward, for the year ended December 31, 2012 and the results of operations of ResCap Servicing Operations for the year ended December 31, 2012, and is presented as if the Homeward Merger and ResCap Acquisition had occurred on January 1, 2012.

The historical consolidated balance sheet of Ocwen, the pro forma combined statement of operations of Ocwen, including Homeward, and the historical consolidated financial information of ResCap Servicing Operations have been adjusted in the unaudited pro forma combined balance sheet and the unaudited pro forma combined statement of operations to eliminate assets not acquired and liabilities not assumed and their related impacts on the results of operations and to give effect to pro forma events that are (1) directly attributable to the ResCap Acquisition, (2) factually supportable and (3) expected to have a continuing impact on the combined results. The unaudited pro forma combined balance sheet and the unaudited pro forma combined statement of operations should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma combined financial information was based on and should be read in conjunction with the:

•	Historical audited consolidated financial statements of Ocwen for the year ended December 31, 2012 and the related notes that are included in its Annual Report on Form 10-K;

•	The unaudited pro forma statement of operations of Ocwen, including Homeward, for the year ended December 31, 2012 and the related notes that are included in its Current Report on Form 8-K/A filed with the SEC on March 15, 2013; and

•	Historical audited combined balance sheets of ResCap Servicing Operations at December 31, 2012 and December 31, 2011 and the combined statements of comprehensive income, statements of changes in equity and statements of cash flows for each of the three years in the period ended December 31, 2012 and the related notes that are included as Exhibit 99.1.

The unaudited pro forma combined balance sheet and the unaudited pro forma combined statement of operations are provided for informational purposes only and are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the ResCap Acquisition been completed as of the date indicated because of differences in servicing practices and cost structure between Ocwen and ResCap Servicing Operations. In addition, the unaudited pro forma combined statement of operations does not purport to project the future operating results of the combined companies nor does it reflect expected realization of any cost savings associated with the ResCap Acquisition.

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
AS OF DECEMBER 31, 2012
(Dollars in thousands, except share data)

	Ocwen Historical	ResCap Servicing Operations Historical	Note 3	Pro Forma Adjustments	Note 4	Exclude Fee-Based Businesses	Note 5	Ocwen Pro Forma
Assets
Cash	$220,130	$—		$(10,555)	A	$160,070	A	$369,645
Loans held for sale, at fair value	426,480	—	A	—		—		426,480
Advances	184,463	608,592	B	(408,362)	B,C	—		384,693
Match funded advances	3,049,244	876,294	B	440,580	C	—		4,366,118
Mortgage servicing rights, at amortized cost	676,712	508,036	C	(100,049)	D	—		1,084,699
Mortgage servicing rights, at fair value	85,213	—		—		—		85,213
Receivables, net	167,459	55,404	D,E	(52,997)	E	28,570	B,C	198,436
Deferred tax assets, net	92,136	—		—		—		92,136
Goodwill	371,083	—		216,210		(201,059)	D	386,234
Premises and equipment, net	37,536	23,530	F	(1,074)	F	(11)	C	59,981
Debt service accounts	88,748	—		30,895	G	—		119,643
Other assets	272,678	7,176	E,F	(32,361)	H	(10)	C	247,483
Total assets	$5,671,882	$2,079,033		$82,287		$(12,440)		$7,820,762

Liabilities, Mezzanine Equity and Stockholders’ Equity
Liabilities
Match funded liabilities	$2,532,745	$—	G	$1,250,000	I	$—		$3,782,745
Lines of credit and other borrowings	1,096,679	—	G	835,800	J	—		1,932,479
Other liabilities	277,664	26,020	G	49,500	K	(12,440)	C	304,744
Total liabilities	3,907,088	26,020		2,135,300		(12,440)		6,055,968

Mezzanine Equity
Series A Perpetual Convertible Preferred stock, $.01 par value; 200,000 shares authorized; 162,000 shares issued and outstanding December 31, 2012; redemption value $162,000 plus accrued and unpaid dividends	153,372	—		—		—		153,372

Stockholders’ Equity
Common stock, $.01 par value; 200,000,000 shares authorized and 135,637,932 shares issued and outstanding at December 31, 2012	1,356	—		—		—		1,356

Additional paid-in capital	911,942	—		—		—		911,942
Retained earnings	704,565	—		—		—		704,565
Accumulated other comprehensive loss, net of income taxes	(6,441)	—		—		—		(6,441)
Total stockholders’ equity	1,611,422	—		—		—		1,611,422
Total liabilities, mezzanine equity and stockholders’ equity	$5,671,882	$26,020		$2,135,300		$(12,440)		$7,820,762

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(Dollars in thousands, except share data)

	Unaudited Ocwen Pro Forma, including Homeward	ResCap Servicing Operations Historical	Note 6	Pro Forma Adjustments	Note 7	Exclude Fee-Based Businesses	Note 8	Ocwen Pro Forma
Revenue
Servicing and subservicing fees	$1,215,520	$551,676	A	$(5,579)	A	$—		$1,761,617
Servicing asset valuation and hedge activities, net	—	(281,537)	B	281,537	B	—		—
Process management fees	132,250	61,936	A,H	—		(156,630)	A	37,556
Other revenues	15,215	—		—		—		15,215
Total revenues	1,362,985	332,075		275,958		(156,630)		1,814,388

Operating expenses
Compensation and benefits	279,624	160,691	D	—		(20,409)	B	419,905
Amortization of servicing rights	121,912	—		102,253	C	—		224,165
Servicing and origination	132,607	51,511	G	—		(27,820)	C	156,298
Technology and communications	66,928	774	G	—		(558)	D	67,145
Professional services	45,900	7,716	C,E	—		(498)	D	53,118
Occupancy and equipment	72,341	31,794	G	—		(4,154)	D	99,981
Allocated general and administrative expenses	—	228,963		—		—		228,963
Other operating expenses	28,619	58,053	C,F,G	—		(625)	D	86,047
Total operating expense	747,931	539,503		102,253		(54,064)		1,335,623

Income (loss) from operations	615,054	(207,428)		173,705		(102,566)		478,765

Other income (expense)
Interest income	24,621	—		—		(2)		24,639
Interest expense	(311,581)	—	I	(83,860)	D,E	(941)	E	(396,382)
Gain (loss) on loans held for sale, net	11,065	—	J	—		—		11,065
Equity in earnings of unconsolidated entities	6,480	—		—		—		6,480
Other, net	6,782	(2,221)	H	—		—		4,561
Other income (expense), net	(262,613)	(2,221)		(83,860)		(943)		(349,637)
Income before income taxes	352,441	(209,649)		89,845		(103,509)		129,128
Income tax expense	111,146	—		(26,955)	F	(37,460)	F	46,731
Net income (loss)	241,295	(209,649)		116,800		(66,049)		82,397
Preferred stock dividends	(10,419)	—		—		—		(10,419)
Net income (loss) attributable to Ocwen common stockholders	$230,876	$(209,649)		$116,800		$(66,049)		$71,978

Earnings per share attributable to Ocwen common stockholders
Basic earnings per share	$1.72							$.54
Diluted earnings per share	$1.67							$.52

Weighted average common shares outstanding
Basic	133,912,643							133,912,643
Diluted	138,521,279							138,521,279

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(Dollars in thousands, unless otherwise indicated)

The pro forma adjustments are based upon the following assumptions with regard to the ResCap Acquisition.

1.      Acquisition Transaction

On February 15, 2013, OLS acquired ResCap Servicing Operations, a component of Residential Capital, LLC. In connection with the ResCap Acquisition, OLS purchased mortgage servicing rights (MSRs) to “private label”, Federal National Home Loan Mortgage Corporation (“Freddie Mac”) and Government National Mortgage Association (Ginnie Mae) loans with a UPB of approximately $103.8 billion and master servicing agreements with a UPB of approximately $40.7 billion. The acquisition included $1.6 billion of related servicing advance receivables and related elements of the servicing platform for the MSRs and advances. OLS also assumed the subservicing contracts related to $26.3 billion of loans. The aggregate purchase price, net of assumed liabilities, was approximately $2.1 billion, subject to post-closing adjustments. In addition, until certain consents and court approvals are obtained, OLS will subservice MSRs related to approximately $9 billion of private label loans previously serviced by ResCap.

To finance the ResCap Acquisition, OLS deployed approximately $840.0 million of capital from the proceeds of a new $1.3 billion senior secured term loan (SSTL) facility and borrowed $1.25 billion pursuant to certain servicing advance facilities. A portion of the proceeds from the new SSTL facility was used to repay the outstanding balance on the previous SSTL facility.

For accounting purposes, Ocwen has treated the ResCap Acquisition as a purchase of a business pursuant to FASB Accounting Standards Codification (ASC) 805, Business Combinations, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date using the acquisition method of accounting. For U.S. tax purposes, the acquisition of ResCap Servicing Operations is treated as an asset acquisition.

The following table summarizes the pro forma estimate of the fair values of assets acquired and liabilities assumed as if the ResCap Acquisition had occurred on December 31, 2012:

Mortgage servicing rights	$407,987
Advances	1,523,227
Premises and equipment	22,456
Receivables and other assets	3,461
Other liabilities	(75,520)
Total identifiable net assets	1,881,611
Goodwill	216,210
Total consideration	$2,097,821

In a business combination, the initial allocation of the purchase price is considered preliminary and therefore subject to change until the end of the measurement period (up to one year from the acquisition date). Because the measurement period for the ResCap Acquisition is still open, Ocwen expects that certain fair value estimates will change once all information necessary to make a final fair value assessment has been received. Any measurement period adjustments determined to be material will be applied retrospectively to the period of acquisition in Ocwen’s consolidated financial statements and, depending on the nature of the adjustments, other periods subsequent to the period of acquisition could also be affected.

2.	Accounting Policies

The unaudited pro forma combined statement of operations reflects adjustments to conform the results of ResCap Servicing Operations to the accounting policies of Ocwen with regard to the valuation of MSRs and the timing of servicing revenue recognition.

ResCap Servicing Operations valued all MSRs at fair value. Ocwen generally values MSRs at amortized cost. ResCap Servicing Operations recognized servicing fees when the fees were earned, which it generally considered to be the period during which the services were provided. Ocwen generally considers servicing fees to be earned when the borrowers’ payments are collected and recognizes servicing fees at that time.

3.	Balance Sheet Reclassifications and Eliminations

Certain amounts in the historical balance sheet of ResCap Servicing Operations have been reclassified to conform to Ocwen’s presentation and to eliminate ResCap Servicing Operations assets that were not acquired and liabilities that were not assumed. In accordance with the terms of the ResCap Asset Purchase Agreement, Walter Investment Management Corp. acquired the FNMA MSRs of the ResCap Servicing Operations. All balances related to the FNMA MSRs, including advances and certain related assets and liabilities have been eliminated. The details of these reclassifications and eliminations are as follows:

A.	Eliminated loans held for sale, at lower of cost or fair value, of $2.8 billion of ResCap Servicing Operations that did not transfer to Ocwen.
B.	Eliminated advances and match funded advances of $562.8 million of ResCap Servicing Operations that did not transfer to Ocwen.
C.	Eliminated MSRs of $302.6 million of ResCap Servicing Operations that did not transfer to Ocwen.
D.	Eliminated Government insured loan receivables, net, of $831.6 million of ResCap Servicing Operations that did not transfer to Ocwen.
E.	Reclassified Accounts receivable of $82.1 million from other assets to accounts receivable to conform to the Ocwen presentation and to eliminate $26.7 million of ResCap Servicing Operations that did not transfer to Ocwen.
F.	Reclassified Premises and equipment, net of $23.5 million from other assets to conform to the Ocwen presentation.
G.	Eliminated Match funded liabilities of $714.4 million, Borrowing from Affiliates of $655.2 million, Lines of credit and other borrowings of $181.5 million, Conditional repurchase option liability of $2.5 billion and Other liabilities of $209.4 million of ResCap Servicing Operations that did not transfer to Ocwen.
4.	Pro Form Balance Sheet Adjustments

The unaudited pro forma combined balance sheet gives effect to the ResCap Acquisition as if it had occurred on December 31, 2012. No effect is given to the pro forma adjustments for the earnings of ResCap Servicing Operations that are reflected in the unaudited pro forma combined statements of operations.

The following pro forma adjustments are included in the unaudited pro forma combined balance sheet:

A.	To record proceeds of $2.1 billion from acquisition related debt incurred under the new SSTL and new advance financing facilities net of original issue discount and financing fees of $28.8 million. To record the funding of required cash reserves related to the new advance facilities of $30.9 million. Financing fees are deferred and amortized as an increase to interest expense. Deferred financing fees are included in other assets. To record the purchase price of $2.1 billion, net of the acquisition deposit of $57.0 million.

B.	To record the net realizable value of advances in accordance with Ocwen’s methodology.
C.	To reclassify match funded advances in accordance with the acquisition related match funded servicer advance facilities.
D.	To record the acquired MSRs at their estimated fair value of $408.0 million consistent with fair value estimated received from third-party valuation experts.
E.	To eliminate the ResCap Servicing Operations service fee accrual to conform to Ocwen’s policy for servicing fee revenue recognition.
F.	To adjust premises and equipment acquired, which consists principally of real property located in Minnesota and Iowa and data processing equipment and software related to the ResCap Servicing Operations, to their estimated fair values.
G.	To record debt service accounts related to the acquisition related match funded servicer advance facilities.
H.	To record deferred debt issuance costs incurred in connection with acquisition related debt. To eliminate $57.0 million acquisition deposit.
I.	To record the acquisition related match funded servicer advance facilities.
J.	To record acquisition related senior secured term loan debt net of original issue discount.
K.	To record the estimated compensatory fee liability related to the ResCap Acquisition.
5.	Excluded Fee-Based Businesses

On March 29, 2013, Ocwen sold certain fee-based businesses of Homeward to Altisource Portfolio Solutions, S.à r.l. (Altisource), a related party. In addition, on April 12, 2013 Ocwen sold certain fee-based businesses of ResCap Servicing Operations to subsidiaries of Altisource. Assets and liabilities of the Homeward and ResCap Servicing Operations that were subsequently sold to Altisource and its subsidiaries included the following:

A.	To record proceeds of $86.95 million and $80.0 million in connection with the Homeward and ResCap fee based business sales, respectively.
B.	To record proceeds receivable of $48.75 million in connection with the ResCap fee based business sale. Ocwen will collect these proceeds within five months of the sale date.
C.	To eliminate assets and liabilities of the fee based businesses.
D.	To eliminate goodwill recognized in connection with the Homeward and ResCap Acquisitions of $72.3 million and $128.75 million, respectively.
6.	Income Statement Reclassifications and Eliminations

Certain amounts in the historical statement of operations of ResCap Servicing Operations have been reclassified to conform to Ocwen’s presentation and to eliminate revenues and expenses to the extent they relate to assets that were not acquired or liabilities that were not assumed. The details of these reclassifications and eliminations are as follows:

A.	Eliminated Servicing and subservicing fees of $140.8 million related to assets that did not transfer to Ocwen. Reclassified $53.1 million to Process management fees to conform with the Ocwen presentation.
B.	Eliminated Servicing asset valuation and hedge activities, net of ($126.8) million related to assets that did not transfer to Ocwen.
C.	Eliminated Professional fees of $80.8 million, Mortgage fines and penalties of $86.7 million, Provision for uncollectible accounts of $68.3 million and Compensatory fees of $71.8 million related to liabilities that did not transfer to Ocwen.
D.	Reclassified Compensation and benefits of $.1 million to Other operating expenses to conform with the Ocwen presentation.
E.	Reclassified Professional fees of $7.7 million to Professional services to conform with the Ocwen presentation.
F.	Reclassified Provision for uncollectible accounts of $13.2 million to Other operating expenses to conform with the Ocwen presentation.

G.	Reclassified Other operating expenses of $51.5 million to Servicing and origination, $.8 million to Technology and communications and $32.0 million to Occupancy and equipment to conform with the Ocwen presentation.
H.	Reclassified Other income, net, of $8.8 million to Process management fees to conform with the Ocwen presentation.
I.	Eliminated Interest expense of $79.5 million related to liabilities that did not transfer to Ocwen.
J.	Eliminated Gain on loans held for sale, net of $37.7 million related to assets that did not transfer to Ocwen.
7.	Pro Forma Combined Statement of Operations Adjustments

The unaudited pro forma combined statement of operations gives effect to the ResCap Acquisition as if it had occurred on January 1, 2012. The pro forma adjustments to the Ocwen unaudited pro forma combined statement of operations are as follows:

A.	To eliminate the effect of the change in the ResCap accrual for servicing fees to conform to Ocwen’s policy for servicing fee revenue recognition.
B.	To eliminate the effect of the change in fair value of the acquired MSRs and the related hedge activity.
C.	To record amortization of acquired MSRs, reflecting amortization that would have been recognized using Ocwen’s amortization policy as if the amortized MSRs had been acquired on January 1, 2012 at their estimated fair value.
D.	To record $45.9 million of interest expense on the acquisition related debt. The interest rate Ocwen elected to pay on the incremental SSTL is based on 1-month LIBOR (as a base rate) plus a predetermined margin of 3.75% subject to a floor of 1.25%. For purposes of this pro forma adjustment, an annual interest rate of 5.00% was utilized based on the 1-month LIBOR rate of 0.20% at December 31, 2012. If 1-month LIBOR were to increase by 0.125%, the interest rate on the incremental SSTL would be unchanged at 5.00% as the base rate would remain below the floor. Interest expense also includes amortization of deferred financing fees and original issue discount on the SSTL using the effective interest method.
E.	To record $37.9 million of interest expense on acquisition related Match funded liabilities. The interest rate on the match funded liabilities is based on 1-month LIBOR (as a base rate) plus a margin ranging from 1.50% to 5.25%. For purposes of this pro forma adjustment, a weighted average annual interest rate of 2.30% was utilized based on the 1-month LIBOR rate of 0.20% at December 31, 2012 plus the applicable margin. If 1-month LIBOR increased by 0.125%, interest expense on the Match funded liabilities would increase by $1.5 million. Interest expense also includes financing fees incurred with the Match funded liabilities. Financing fees are amortized over the applicable revolving period, which is one year.
F.	To record income taxes at the combined federal and state statutory rate of 36.12%.
8.	Exclude Fee-Based Businesses

The following revenues and expenses associated with the Homeward and ResCap Servicing Operations fee-based businesses that were subsequently sold to Altisource and its subsidiaries have been deducted in arriving at the unaudited pro forma combined statement of operations:

A.	Removed Process management fees of $58.1 million and $98.5 million related to the ResCap Servicing Operations and Homeward fee based businesses, respectively.
B.	Removed Compensation and benefits of $7.6 million and $12.8 million related to the ResCap Servicing Operations and Homeward fee based businesses, respectively.
C.	Removed Servicing and origination of $.8 million and $27.0 million related to the ResCap Servicing Operations and Homeward fee based businesses, respectively.

D.	Removed other operating expenses of $1.2 million and $4.6 million related to the ResCap Servicing Operations and Homeward fee based businesses, respectively.
E.	Removed other expense, net, of $.9 million related to the ResCap Servicing Operations.
F.	Removed pro-forma impact at the combined federal and state statutory rate of 36.12%.
9.	Earnings per Share

Conversion of the Series A Perpetual Convertible Preferred Stock into shares of common stock has not been assumed for purposes of computing pro forma diluted earnings per share for 2012 because the effect would be anti-dilutive. The effect of the Convertible Preferred Stock on diluted earnings per share is computed using the if-converted method. Dividends applicable to the Convertible Preferred Stock are added back to net income. The effect is anti-dilutive whenever dividends on the Convertible Preferred Stock per common share obtainable on conversion exceeds basic earnings per share.

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